UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2008

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Frederic M. Burditt as Chief Financial Officer

On January 28, 2008, CIRCOR International, Inc. (“CIRCOR” or the “Company”) issued a press release announcing that Frederic M. Burditt has agreed to join the Company, effective February 11, 2008, to succeed Kenneth W. Smith as its Vice President, Chief Financial Officer and Treasurer, upon Mr. Smith’s retirement March 1, 2008. A copy of the press release announcing the transition is attached as Exhibit 99.1.

For the past seven years, Mr. Burditt, age 57 , served as Chief Financial Officer of Danaher Tool Group, a large division of Danaher Corporation, a diversified manufacturer known for its world-class implementation of lean operating principles. Prior to joining Danaher in 2001, Mr. Burditt served as Chief Financial Officer of MedSource Technologies, Inc., a contract medical device manufacturing and engineering services provider, and prior to that, he spend eighteen years in positions of increasing responsibility with The Stanley Works.

Mr. Burditt’s employment with the company is at-will, and the Company has no employment agreement with him. Under his offer of employment, Mr. Burditt will have an annual base salary of $300,000. He will be eligible to participate in the Company’s Short Term Incentive Bonus Opportunity with an annual target opportunity of 55% of his base salary. For the fiscal 2008 year, the Company has agreed to guarantee a minimum achievement of 85% of this target. Mr. Burditt also will be eligible to receive long term incentive awards at such times as such awards are made by the Company’s Compensation Committee to key employees of the Company. In connection with the commencement of his employment, Mr. Burditt will receive an initial restricted stock unit award with the number of units equal to $540,000 divided by the closing market price of the Company’s stock on the award date. These restricted stock units will vest one-fourth per year over a four-year period. Mr. Burditt will also receive a cash bonus of $200,000 in recognition of his forfeiture of certain incentive awards at his previous employer.

As with its other executive officers, the Company will also enter into a Change of Control Agreement and Indemnification Agreement with Mr. Burditt. The material terms of the Change in Control Agreement are the same as those applicable to Mr. Smith’s Change of Control Agreement and are described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on March 27, 2007 and are incorporated herein by reference. Mr. Burditt’s other compensation components and benefits are similar to our other executive officers, which are described in the Company’s proxy statement filed on March 27, 2007.

There are no family relationships between Mr. Burditt and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K and no transactions between Mr. Burditt or any of his immediate family members and the Company which would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of CIRCOR International, Inc. dated January 28, 2008.*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 1, 2008	CIRCOR INTERNATIONAL, INC.

/S/ Alan J. Glass
	By:	Alan J. Glass
Vice President, General Counsel and Secretary

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